EXHIBIT 5.1

                             BUTLER & BINION, L.L.P.

                                   SUITE 1600                  WASHINGTON, D.C.
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                                                                 SAN ANTONIO
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                                November 14, 1996

Callon Petroleum Company
200 North Canal Street
Natchez, Mississippi  39120

        Re: Registration and sale of $15,000,000 of % Senior Subordinated Notes due 2001 of Callon Petroleum Company

Gentlemen:

        We have acted as counsel for Callon Petroleum Company, a Delaware corporation (the "Company"), in connection with the registration and sale of $15,000,000 in % Senior Subordinated Notes due 2001 ("Notes") of the Company to be sold by the Company in a public offering.

        We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purposes of giving the opinion hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction of the following:

        (i) the Certificate of Incorporation of the Company, as amended and the Certificate of Merger of Callon Consolidated Partners, L.P. with and into the Company dated September 16, 1994;

        (ii)    the Bylaws of the Company as of the date of this opinion;

        (iii) the Registration Statement on Form S-1 (Registration No. 333-15501) of the Company, including the related prospectuses, filed with the Securities and Exchange Commission on November 5, 1996, as amended (the "Registration Statement");

        (iv) the Indenture ("Indenture") between the Company and American Stock Transfer & Trust Company, as Trustee ("Trustee"), pursuant to which the Notes will be issued; and

        (v) such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

        We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery

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or recordation of all documents where due authorization, execution, delivery or recordation are prerequisites to the effectiveness thereof. Capitalized terms used herein and not otherwise defined are used as defined in the Registration Statement.

        Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

        (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware pursuant to the Delaware General Corporation Law;

        (ii) The Notes to be sold by the Company pursuant to the Registration Statement have been duly authorized for issuance, and when executed by the Company, authenticated by the Trustee and delivered and sold in accordance with the provisions of the Registration Statement, will be legally issued and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect affecting the rights of creditors generally).

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.


                                            Very truly yours,

                                            BUTLER & BINION, L.L.P.